Exhibit 99.1

DESTINATION MATERNITY AND INVESTOR GROUP ANNOUNCE

PRELIMINARY RESULTS FROM ANNUAL MEETING

- Holly N. Alden, Christopher B. Morgan, Marla A. Ryan and

Anne-Charlotte Windal Elected as Directors Based on Preliminary Vote Count

MOORESTOWN, N.J. and NEW YORK – May 23, 2018 – Destination Maternity Corporation (NASDAQ: DEST) (“Destination Maternity” or the “Company”), the world’s leading maternity apparel retailer – along with Nathan G. Miller and Peter O’Malley (the “Investors”), collective holders of approximately 9% of the outstanding common stock of the Company – today announced that, based on the preliminary vote count at the Company’s 2018 Annual Meeting reviewed by its proxy solicitor, all four of the Investors’ director nominees, including Holly N. Alden, Christopher B. Morgan, Marla A. Ryan and Anne-Charlotte Windal, have been elected to Destination Maternity’s Board.

Melissa Payner-Gregor, Interim Chief Executive Officer of Destination Maternity, commented, “We thank all of our stockholders for their participation and input throughout this process. The Company is incredibly grateful for the outgoing directors’ service on the Board, and thanks them for their contributions to Destination during the course of their Board tenure. We look forward to working collaboratively with our new directors to maximize value for all stockholders.”

Nathan Miller commented, “We would like to thank all the Destination Maternity stockholders who voted to support our nominees. In our view, new independent voices and greater diversity will be a tremendous asset for the Company and we are very pleased with the result of this election. Destination Maternity has excellent potential, and fresh perspectives in the boardroom coupled with the turnaround plan we have put forth should help that potential be realized. I also want to thank the Company’s outgoing Board members – Barry Erdos, Melissa Payner-Gregor, Peter Longo and Pierre-André Mestre – for their important service as directors.”

Director-elect Marla Ryan commented, “We are excited to start working with Destination Maternity’s highly talented employees to grow the business and drive performance. I am confident that the current Board and management team will work closely with us – as they already have been – on a smooth transition, which is in the best interests of all the Company’s stakeholders. We look forward to helping realize the unique promise of this brand and business.”

The Company noted that the preliminary vote count following the Annual Meeting also indicates that stockholders did not approve, on a non-binding advisory basis, the Company’s executive compensation. Stockholders approved KPMG LLP as independent registered public accountants.

The vote is subject to certification by American Election Services, LLC, the independent inspectors of election. Destination Maternity will file voting results with the Securities and Exchange Commission on a Form 8-K, which will be available at the SEC’s web site or the Investor Relations section of the Company’s corporate website.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this release or made from time to time by management of the Company, including those regarding real estate opportunities, sales, additional borrowing capacity, expected SG&A savings and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, could affect the Company’s ability to realize such savings and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully manage our real estate relationships, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), availability of suitable store locations, our ability to develop and source merchandise and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this release. The Company assumes no obligation to update or revise the information contained in this release (whether as a result of new information, future events or otherwise), except as required by applicable law.

About Destination Maternity

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. As of October 28, 2017, Destination Maternity operates 1,147 retail locations in the United States, Canada and Puerto Rico, including 501 stores, predominantly under the trade names Motherhood Maternity®, A Pea in the Pod® and Destination Maternity®, and 646 leased department locations. The Company also sells merchandise on the web primarily through its brand-specific websites, motherhood.com and apeainthepod.com, as well as through its destinationmaternity.com website. Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea, Mexico and Israel. As of October 28, 2017, Destination Maternity has 208 international franchised locations, including 16 standalone stores operated under one of the Company’s nameplates and 192 shop-in-shop locations.

Media Contact

For Destination Maternity:

ICR

Phil Denning, 646-277-1258

Phil.Denning@icrinc.com

For Investor Group:

Sloane & Company

Joe Germani / Janet Reinhardt, 212-486-9500

jgermani@sloanepr.com / jreinhardt@sloanepr.com